Exhibit 31.1

CERTIFICATION UNDER SECTION 302

I, Joshua Silverman, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of AYRO, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 26, 2024

/s/ Joshua Silverman
Joshua Silverman
Executive Chairman and Director
(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)